As filed with the Securities and Exchange Commission on September 6, 2001

Registration Statement No. 333-____________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3430473

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5725 Delphi Drive
Troy, Michigan 48098
 (Address of Principal Executive Offices)

Delphi Automotive Systems Stock Incentive Plan
(Full title of the plan)

Alan S. Dawes, Chief Financial Officer and Executive Vice President
Delphi Automotive Systems Corporation
5725 Delphi Drive, Troy, Michigan 48098
(Name and address of agent for service)

(248) 813-2000
(Telephone number, including area code)

CALCULATION OF REGISTRATION FEE
REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS
Opinion of Diane L Kaye, Esq.
Consent of Independent Auditors

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Aggregate	Maximum	Amount of
Title of Securities to	Amount to be	Offering price	Aggregate	Registration fee
be registered	registered (1) (2)	Per share (2)	Offering price (2)	(2)

Common Stock

($0.01 par value)	24,000,000 shares	$20.97	$394,202,389	$98,551

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The price and fee with respect to shares issuable under outstanding but unexercised options are determined based on the price at which such options may be exercised of $11.88 (as to 3,073,606 shares), $12.93 (as to 18,745 shares), $13.45 (as to 2,997,411 shares), $13.66 (as to 4,917 shares), $14.66 (as to 4,103 shares), $14.94 (as to 49,114 shares), $15.09 (as to 15,000 shares), $15.50 (as to 7,000 shares), $16.26 (as to 122,054 shares), $16.53 (as to 12,500 shares), $16.76 (as to 35,407 shares), $16.94 (as to 20,000 shares), $17.13 (as to 10,908,686 shares), $18.66 (as to 6,546,543 shares), $18.98 (as to 4,330 shares), $19.38 (as to 19,300 shares), $20.64 (as to 156,368 shares), and $20.97 (as to 4,916 shares).

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

     Delphi Automotive Systems Corporation (“Delphi”) hereby incorporates by reference into this registration statement the contents of the Registration Statements on Form S-8 filed on behalf of Delphi and the Plan on February 5, 1999 (File No. 333-71899) and on June 4, 1999 (File No. 333-80011).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, as of September 5, 2001.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Registrant)

By: /s/ J.T. BATTENBERG III (J.T. Battenberg III, Chairman of the Board of Directors, Chief Executive Officer and President)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 5, 2001 by the following persons in the capacities indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Delphi Automotive Systems Stock Incentive Plan, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ J.T. BATTENBERG III (J.T. Battenberg III)	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ ALAN S. DAWES (Alan S. Dawes)	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)

SIGNATURES (CONCLUDED)

/s/ DONALD L. RUNKLE (Donald L. Runkle)	Director, Executive Vice President and President of Dynamics & Propulsion Sector

/s/ PAUL R. FREE (Paul R. Free)	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ THOMAS H. WYMAN (Thomas H. Wyman)	Director (Lead Independent Director)

/s/ VIRGIS W. COLBERT	Director
(Virgis W. Colbert)

/s/ DR. BERND GOTTSCHALK (Dr. Bernd Gottschalk)	Director

/s/ SHOICHIRO IRIMAJIRI (Shoichiro Irimajiri)	Director

/s/ SUSAN A. MCLAUGHLIN (Susan A. McLaughlin)	Director

/s/ OSCAR DE PAULA BERNARDES NETO (Oscar de Paula Bernardes Neto)	Director

/s/ JOHN D. OPIE (John D. Opie)	Director

/s/ ROGER S. PENSKE (Roger S. Penske)	Director

/s/ PATRICIA C. SUELTZ (Patricia C. Sueltz)	Director

/s/ ROBERT H. BRUST (Robert H. Brust)	Director

INDEX TO EXHIBITS

Exhibit
Number		Page No.

5 (a)	Opinion of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company, in respect to the legality of the securities to be registered hereunder.	6

23 (a)	Consent of Independent Auditors – Deloitte & Touche LLP.	7

23 (b)	Consent of Diane L. Kaye, Esq., Assistant General Counsel and Secretary of the Company (Included in Exhibit 5 (a) above)	n/a

5